As filed with the Securities and Exchange Commission on October 29, 2009
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

OMEROS CORPORATION
(Exact name of registrant as specified in its charter)

Washington	91-1663741
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
(Address of principal executive offices) (Zip Code)

2008 EQUITY INCENTIVE PLAN
SECOND AMENDED AND RESTATED 1998 STOCK OPTION PLAN
NURA, INC. 2003 STOCK OPTION PLAN
STOCK OPTION GRANT TO GREGORY A. DEMOPULOS, M.D.
STOCK OPTION GRANT TO PAMELA PIERCE PALMER, M.D., PH.D.
(Full title of the Plan(s))

Gregory A. Demopulos, M.D.
President, Chief Executive Officer,
Chief Medical Officer and
Chairman of the Board of Directors
Omeros Corporation
1420 Fifth Avenue, Suite 2600
Seattle, Washington 98101
(Name and address of agent for service)
(206) 676-5000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
	Amount to be	Offering Price Per	Aggregate Offering	Registration
Title of Securities to be Registered	Registered (1)(2)	Share	Price	Fee
Common Stock, $0.01 par value per share
— Outstanding under the 2008 Equity Incentive Plan	138,107	$12.78(3)	$1,765,008	$98.49
— To be issued under the 2008 Equity Incentive Plan	1,072,281(4)	$5.82(5)	$6,240,676	$348.23
— Outstanding under the Second Amended and Restated 1998 Stock Option Plan	2,615,117(6)	$1.12(3)	$2,928,932	$163.44
— Outstanding under the nura, inc. 2003 Stock Option Plan	2,981(7)	$10.63(3)	$31,689	$1.77
— Outstanding under the Stock Option Grant to Gregory A. Demopulos, M.D.	1,542	$0.52(8)	$802	$0.05
— Outstanding under the Stock Option Grant to Pamela Pierce Palmer, M.D., Ph.D.	28,459	$0.52(8)	$14,799	$0.83
Total	3,858,487		$10,981,906	$612.81

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2008 Equity Incentive Plan (the “2008 Plan”), the Second Amended and Restated 1998 Stock Option Plan (the “1998 Plan”), the nura, inc. 2003 Stock Option Plan (the “nura Plan”), the Stock Option Grant to Gregory A. Demopulos, M.D. or the Stock Option Grant to Pamela Pierce Palmer, M.D. Ph.D. by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into six subtotals.

(3)	Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) under the Securities Act based on the weighted-average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.

(4)	To the extent outstanding awards under the 1998 Plan are forfeited or lapse unexercised, the shares of Common Stock subject to such awards will be available for future issuance under the 2008 Plan. See footnote 6 below.

(5)	Offering prices of awards that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(c) and 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the price of $5.82 per share, the average of the high and low prices of the Common Stock of the Registrant as reported on The NASDAQ Global Market on October 28, 2009.

(6)	No new awards will be made under the 1998 Plan. Any shares of Common Stock that are subject to awards under the 1998 Plan that are forfeited or lapse unexercised will be available for future issuance under the 2008 Plan. See footnote 4 above.

(7)	No new awards will be made under the nura Plan.

(8)	Calculated pursuant to Rule 457(h) under the Securities Act. The price of $0.52 per share represents the exercise price per share.

PART I
Information Required in the Section 10(a) Prospectus
     The information specified in Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the equity benefit plans covered by this Registration Statement as required by Rule 428(b)(1).
PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference.
     Omeros Corporation (the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “Commission”):
(a)	The Registrant’s prospectus filed on October 8, 2009 pursuant to Rule 424(b) under the Securities Act, relating to the registration statement on Form S-1, as amended (File No. 333-148572), that contains audited financial statements as of the latest fiscal years for which such statements have been filed; and

(b)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (No. 001-34475) filed with the Commission on September 30, 2009 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or reports filed for the purpose of updating such description.
     All reports and other documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.
     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     The validity of the shares of Common Stock offered hereby will be passed upon for the Registrant by Wilson Sonsini Goodrich & Rosati, Professional Corporation (“WSGR”). A member of WSGR beneficially holds an aggregate of 1,568 shares of the Registrant’s Common Stock, which represents less than one percent of the Registrant’s outstanding shares of Common Stock.
Item 6. Indemnification of Directors and Officers.
     The Registrant’s amended and restated articles of incorporation contain provisions that limit the liability of its directors for monetary damages to the fullest extent permitted by Washington law. Consequently, no director will be personally liable to the Registrant or its shareholders for monetary damages for any breach of fiduciary duties as a director, except liability for:
•	acts or omissions that involve intentional misconduct or a knowing violation of law;

•	unlawful distributions; or

•	any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.
     The Registrant’s amended and restated articles of incorporation and amended and restated bylaws provide that the Registrant is required to indemnify its directors and officers, in each case to the fullest extent permitted by Washington law. Any repeal of or modification to the Registrant’s amended and restated articles of incorporation or amended and restated bylaws may not adversely affect any right or protection of a director or officer for or with respect to any acts or omissions of such director or officer occurring prior to such amendment or repeal. The Registrant’s amended and restated bylaws also provide that the Registrant is obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit the Registrant to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether the Registrant would otherwise be permitted to indemnify him or her under the provisions of Washington law.
     The Registrant has entered into and expects to continue to enter into agreements to indemnify its directors, executive officers and other employees as determined by the board of directors. With certain exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The

Registrant believes that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. The Registrant also maintains directors’ and officers’ liability insurance.
     The limitation of liability and indemnification provisions contained in the Registrant’s amended and restated articles of incorporation and amended and restated bylaws may discourage shareholders from bringing a lawsuit against the Registrant’s directors for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and officers, even though an action, if successful, might benefit the Registrant and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
     Reference is also made to the underwriting agreement filed as Exhibit 1.1 to Registrant’s registration statement on Form S-1, as amended (File No. 333-148572), pursuant to which the underwriters have agreed to indemnify the Registrant and its officers and directors for certain liabilities arising under the Securities Act and otherwise in connection with the Registrant’s initial public offering of its Common Stock.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.

Exhibit
Number	Exhibit Title

4.1(1)	Form of Registrant’s Common Stock certificate.

4.2(2)	Second Amended and Restated 1998 Stock Option Plan.

4.3(3)	Form of Stock Option Agreement under the Second Amended and Restated 1998 Stock Option Plan (that does not permit early exercise).

4.4(4)	Form of Amendment to Stock Option Agreement under the Second Amended and Restated 1998 Stock Option Plan (to permit early exercise).

4.5(5)	Form of Stock Option Agreement under the Second Amended and Restated 1998 Stock Option Plan (that permits early exercise).

4.6(6)	nura, inc. 2003 Stock Plan.

4.7(7)	Form of Stock Option Agreement under the nura, inc. 2003 Stock Plan.

4.8(8)	2008 Equity Incentive Plan.

4.9(9)	Form of Stock Option Award Agreement under the 2008 Equity Incentive Plan (to be used for awards granted on or after October 7, 2009).

4.10(10)	Non-Plan Stock Option Agreement between the registrant and Gregory A. Demopulos, M.D. dated December 11, 2001.

4.11	Non-Plan Stock Option Agreement between the registrant and Pamela Pierce Palmer, M.D., Ph.D. dated December 11, 2001.

4.12(11)	Form of Stock Option Award Agreement under the 2008 Equity Incentive Plan (used for awards granted prior to October 7, 2009).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on October 2, 2009.

(2)	Incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(3)	Incorporated by reference from Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(4)	Incorporated by reference from Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(5)	Incorporated by reference from Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(6)	Incorporated by reference from Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(7)	Incorporated by reference from Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(8)	Incorporated by reference from Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on April 1, 2008.

(9)	Incorporated by reference from Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on April 1, 2008.

(10)	Incorporated by reference from Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(11)	Incorporated by reference from Exhibit 10.40 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on April 1, 2008.
Item 9. Undertakings.
     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 Act, as amended (the “1933 Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington on October 29, 2009.

OMEROS CORPORATION
By:	/s/ Gregory A. Demopulos
Gregory A. Demopulos, M.D.
President, Chief Executive Officer, Chief Medical Officer and Chairman of the Board of Directors

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
     That each person whose signature appears below constitutes and appoints Gregory A. Demopulos, M.D. as his attorney-in-fact, with full power of substitution, for him in any and all capacities to sign any and all amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitutes, may do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Gregory A. Demopulos Gregory A. Demopulos, M.D.	President, Chief Executive Officer, Chief Medical Officer and Chairman of the Board of Directors (Principal Executive, Financial and Accounting Officer)	October 29, 2009

/s/ Ray Aspiri	Director	October 29, 2009
Ray Aspiri

/s/ Thomas J. Cable Thomas J. Cable	Director	October 29, 2009

/s/ Peter A. Demopulos Peter A. Demopulos, M.D.	Director	October 29, 2009

/s/ Leroy E. Hood Leroy E. Hood, M.D., Ph.D.	Director	October 29, 2009

/s/ Jean-Philippe Tripet Jean-Philippe Tripet	Director	October 29, 2009

II-6

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

4.1(1)	Form of Registrant’s Common Stock certificate.

4.2(2)	Second Amended and Restated 1998 Stock Option Plan.

4.3(3)	Form of Stock Option Agreement under the Second Amended and Restated 1998 Stock Option Plan (that does not permit early exercise).

4.4(4)	Form of Amendment to Stock Option Agreement under the Second Amended and Restated 1998 Stock Option Plan (to permit early exercise).

4.5(5)	Form of Stock Option Agreement under the Second Amended and Restated 1998 Stock Option Plan (that permits early exercise).

4.6(6)	nura, inc. 2003 Stock Plan.

4.7(7)	Form of Stock Option Agreement under the nura, inc. 2003 Stock Plan.

4.8(8)	2008 Equity Incentive Plan.

4.9(9)	Form of Stock Option Award Agreement under the 2008 Equity Incentive Plan (to be used for awards granted on or after October 7, 2009).

4.10(10)	Non-Plan Stock Option Agreement between the registrant and Gregory A. Demopulos, M.D. dated December 11, 2001.

4.11	Non-Plan Stock Option Agreement between the registrant and Pamela Pierce Palmer, M.D., Ph.D. dated December 11, 2001.

4.12(11)	Form of Stock Option Award Agreement under the 2008 Equity Incentive Plan (used for awards granted prior to October 7, 2009).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, as to legality of original issuance securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

(1)	Incorporated by reference from Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on October 2, 2009.

(2)	Incorporated by reference from Exhibit 10.2 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(3)	Incorporated by reference from Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(4)	Incorporated by reference from Exhibit 10.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(5)	Incorporated by reference from Exhibit 10.5 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(6)	Incorporated by reference from Exhibit 10.6 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(7)	Incorporated by reference from Exhibit 10.7 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(8)	Incorporated by reference from Exhibit 10.8 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on April 1, 2008.

(9)	Incorporated by reference from Exhibit 10.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on April 1, 2008.

(10)	Incorporated by reference from Exhibit 10.11 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on January 9, 2008.

(11)	Incorporated by reference from Exhibit 10.40 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-148572), filed on April 1, 2008.